UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Website address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2020, the Personnel & Compensation Committee (the “Committee”) of the Board of Directors of Delta Air Lines, Inc. (“Delta”) approved the Delta Air Lines, Inc. Management Incentive Plan (the “Plan”). The Plan, which was adopted under, and is subject to the terms of, the Delta Air Lines, Inc. Performance Compensation Plan, provides a framework for annual cash incentive award opportunities beginning January 1, 2021, replacing Delta’s recent practice of adopting a new annual incentive plan each calendar year. Management employees of Delta, including named executive officers, are eligible to participate in the Plan. Awards under the Plan will be earned, if at all, based on achievement of financial and/or non-financial performance goals established by the Committee, and, for certain participants, individual performance. As in Delta’s recent management incentive plans, the Plan provides that if there is no payout to employees under Delta’s broad-based profit sharing program for a plan year, any payout earned under the Plan by most management participants, including participants employed by Delta as executive vice presidents or more senior officers, will not exceed the target award level and, for those executive officer participants, the payout will not be paid in cash, but in shares of restricted stock. These restrictions would generally lapse only upon a payout under Delta’s profit sharing program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: December 21, 2020	Peter W. Carter Executive Vice President and Chief Legal Officer

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